UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 3, 2010

GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its chapter)

Delaware	0-22462	16-1445150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York	14219-0228

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (716) 826-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

The Registrant filed an 8-K on July 24, 2009 (the “Form 8-K”) reporting its entry into the Third Amended and Restated Credit Agreement (“the Agreement”) with a syndicate of banks led by Key Bank National Association. The Registrant did not include the exhibits and schedules referenced in the Agreement. The Registrant is now filing a complete copy of the Agreement including all exhibits and schedules on this Form 8-K/A. Certain proprietary and confidential information has been redacted, as noted in the Agreement.
Except for the inclusion of the exhibits and the schedules attached in this amendment on Form 8-K/A, the Current Report on Form 8-K filed July 24, 2009 continues to describe conditions as of that date, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the date of the Form 8-K, or to modify or update any of those disclosures affected by subsequent events. Among after things, forward-looking statements made in the Form 8-K have not been revised to reflect events, results or developments that have occurred or facts that have become known to us after the date of the Form 8-K, and such forward-looking statements should be read in their historical context as of that date. This amendment on Form 8-K should be read in conjunction with the Registrant’s filings made with the Securities and Exchange Commission, Subsequent to the date of the Form 8-K, including any amendments to those filings.

ITEM 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.
10.1	Third Amended and Restated Credit Agreement dated July 24, 2009.**

99.1	Press Release issued July 27, 2009.*

*	Previously filed

**	Certain information on Schedules 2.2, 6.18 and 6.19 has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2010	GIBRALTAR INDUSTRIES, INC.
/s/ Kenneth W. Smith
	Name:	Kenneth W. Smith
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
10.1	Third Amended and Restated Credit Agreement dated July 24, 2009.**

99.1	Press Release issued July 27, 2009.*

*	Previously filed

**	Certain information on Schedules 2.2, 6.18 and 6.19 has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.